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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):

                                December 31, 2001

                             3TEC ENERGY CORPORATION
             (Exact name of Registrant as specified in its charter)

DELAWARE                           001-14745                 63-1081013
--------                           ---------                 ----------
(State or other jurisdiction       (Commission File          (IRS Employer
of incorporation)                  Number)                   Identification No.)

               700 Milam Street, Suite 1100, Houston, Texas 77002
              (Address of principal executive offices and zip code)

                                 (713) 821-7100
               Registrant's telephone number, including area code

ITEM 5 - OTHER EVENTS

         3TEC Energy Corporation ("3TEC") announced January 2, 2002, that the merger agreement with Enex Resources Corporation ("Enex") dated October 25, 2001, (the "Merger Agreement") was approved at a special meeting of the Enex stockholders on December 31, 2001. Pursuant to the terms of the Merger Agreement, 3NEX Acquisition Corporation, a wholly-owned subsidiary of 3TEC, has been merged with Enex, with Enex being the surviving corporation.

         Each share of Enex common stock (other than shares owned by 3TEC) has been converted into the right to receive $14.00 per share in cash.

         The January 2, 2002 press release regarding the merger is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

         Two 3TEC directors, Gary R. Christopher and Stephen W. Herod, have announced their resignation effective December 31, 2001. The remaining 3TEC


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directors have appointed two independent directors, Larry J. Bump and
James L. Irish, III, effective January 1, 2002.

         Mr. Bump has been appointed as a Class I director to serve until the 3TEC 2002 annual meeting. Mr. Bump is Chief Executive Officer and Chairman of the Board of Directors of Willbros Group, Inc., a leading independent contractor serving the oil, gas and power industries, providing construction, engineering and other specialty oilfield-related services to industry and government entities worldwide.

         Mr. Irish has been appointed as a Class II director to serve until the 3TEC 2003 annual meeting. Mr. Irish is a partner with Thompson & Knight LLP, a Texas based law firm. Mr. Irish practices in the areas of energy finance and corporate law.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.     The following exhibits are filed herewith:

99.1     Press Release issued by the Registrant on January 2, 2002


                                   SIGNATURES

         In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            3TEC Energy Corporation
                                            (Registrant)

Date: January 4, 2002                       By: /s/ Floyd C. Wilson
                                               ----------------------
                                            Floyd C. Wilson
                                            Chief Executive Officer and Chairman
                                            of the Board

                               INDEX TO EXHIBITS

99.1     Press Release dated January 2, 2002.

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